Exhibit 99.1

Treace Medical Concepts Reports Third Quarter 2026 Financial Results

Achieved double digit procedure volume growth in the third quarter

PONTE VEDRA, Fla. – November 6, 2026 – Treace Medical Concepts, Inc. ("Treace" or the "Company") (NasdaqGS: TMCI), a medical technology company with the goal of being the recognized leader in the surgical treatment of bunions and other foot & ankle conditions, today reported financial results for the third quarter ended September 30, 2026.

Recent Highlights

•
Generated revenue of $48.3 million in the third quarter 2026.
•
Improved third quarter 2026 net loss by 23% to $(12.6) million, and Adjusted EBITDA by $2.9 million to $0.3 million when compared to the prior year period.
•
Reduced year-to-date cash usage by 53% or $9.7 million when compared to the same period in 2025. Cash, cash equivalents, and marketable securities totaled $39.8 million as of September 30, 2026.
•
Announced 5-Year results of a prospective, multicenter study demonstrating long term, positive outcomes of the Lapiplasty® procedure; a first-in-industry milestone for a commercial instrumented bunion correction system.
•
Increased adoption of expanded bunion portfolio with approximately 45% of Lapiplasty® surgeon users now incorporating one or more of the Company’s three new bunion systems launched in the third quarter 2025, up from 40% in the second quarter of 2026.

“We are encouraged by our third quarter performance, reflecting accelerated double-digit case volume growth and continued market share gains – driven by increasing adoption of our comprehensive range of best-in-class bunion systems, as well as our expanding portfolio of new technologies including our SuperBite™ compression screws. These new product offerings are allowing us to penetrate a much broader range of our surgeon customers’ most common foot and ankle procedures,” said John T. Treace, CEO and Chairman of Treace Medical. “We continue to make disciplined investments in key growth initiatives with an emphasis on our product pipeline, while staying focused on improving profitability and reducing cash usage. We believe this balanced approach positions us to build momentum and deliver stronger growth to finish the year.”

Third Quarter 2026 Financial Results

Revenue for the third quarter of 2026 was $48.3 million, representing a decrease of 4% compared to $50.2 million in the third quarter of 2025. The decline was mainly driven by the shift in revenue mix towards lower priced minimally invasive products and lower volume of bunion procedure kits sold. Excluding sales to stocking distributors, bunion kit sales volume increased, and revenue grew mid-single digits compared to third quarter of 2025.

Gross profit for the third quarter of 2026 was $38.4 million compared to $39.7 million in the third quarter of 2025. Gross margin was 79.5% in the third quarter of 2026, compared to 79.1% in the third quarter of 2025.

Total operating expenses decreased $5.5 million, or 10%, to $49.9 million in the third quarter of 2026 compared to total operating expenses of $55.4 million in the third quarter of 2025, primarily driven by targeted expense reduction initiatives across the organization.

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Third quarter 2026 net loss decreased by $3.7 million to $(12.6) million, or $(0.19) per share, compared to $(16.3) million, or $(0.26) per share, for the same period in 2025. Adjusted EBITDA increased by $2.9 million to $0.3 million in the third quarter of 2026 compared to $(2.6) million for the same period in 2025. The financial tables and description below provide additional information and a reconciliation of non-GAAP financial information.

Year-to-date cash usage was reduced by 53% or $9.7 million when compared to the same period in 2025. Cash, cash equivalents, and marketable securities totaled $39.8 million as of September 30, 2026. The Company’s existing credit facility provides up to an additional $115 million of borrowing capacity subject to certain conditions.

2026 Financial Outlook

The Company is updating its full-year 2026 revenue guidance to be in the range of $206 million to $210 million, from the prior range of $204 million to $212 million, representing a decline of 3% to 1% compared to full-year 2025.

The Company is updating its expectation of a loss in Adjusted EBITDA to be in the range of $1.0 million to $2.0 million for full year 2026, from the prior range of $3.0 million to $5.0 million for full year 2026.* The Company reported an Adjusted EBITDA loss of $3.9 million in the full-year 2025.*

The Company reiterates its expectation for a reduction in cash usage of approximately 50% for full-year 2026 as compared to the full year 2025.

The Company’s full-year 2026 guidance assumes continued case volume growth and improving year-over-year revenue growth rates.

Webcast and Conference Call Details

Treace will host a conference call today, November 6, 2026, at 8:00 a.m. ET to discuss its third quarter 2026 financial results. Investors interested in listening to the conference call may do so by registering. The live webcast of the conference call will be available on the Investor Relations section of the Company’s website at investors.treace.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents Adjusted EBITDA, which the Company defines as net loss before depreciation and amortization expense, interest income, interest expense, taxes, share-based compensation expense, acquisition-related costs, restructuring costs, customer credit loss, litigation costs, and debt extinguishment loss. Non-GAAP financial measures such as Adjusted EBITDA are presented in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management uses non-GAAP financial measures to evaluate the Company’s operating performance and trends, as well as for making planning decisions. The Company believes that Adjusted EBITDA helps to identify underlying trends in the Company’s business that may otherwise be masked by the effect of the income and expenses and other items that it excludes in its calculation of Adjusted EBITDA. Accordingly, the Company believes this non-GAAP financial measure provides useful information to investors and others in understanding and evaluating the Company’s operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by the Company’s management in their financial and operational decision-making. The Company also presents this non-GAAP financial measure because it believes investors, analysts and rating agencies consider it to be a useful metric in measuring the Company’s performance against other companies and its ability to meet its debt service obligations.

There are limitations related to the use of non-GAAP financial measures such as Adjusted EBITDA because they are not prepared in accordance with GAAP, may exclude significant income and expenses required by GAAP to be recognized in the Company’s financial statements, and may not be comparable to

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non-GAAP financial measures used by other companies. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation between GAAP and non-GAAP results is presented below.

*A reconciliation of Adjusted EBITDA to GAAP net loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.

Forward-Looking Statements

This press release and statements made during the Company’s earnings call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, the Company’s: 2026 full-year guidance; anticipated liquidity; 2026 Adjusted EBITDA guidance; expected 2026 cash usage decrease; anticipated building momentum and delivery of stronger growth to finish the year; anticipated continued case volume growth; expected increase in product adoptions, portfolio utilization and market share; continued execution of commercial and other strategic initiatives; ability to effectively respond to and mitigate the impact of challenges in the current market environment, including in response to increased competition, evolving surgeon and patient preferences for minimally invasive bunion solutions, changes in tariffs and trade policies, supply chain disruptions, protracted government and infrastructure shutdowns, and lower patient demand for elective bunion surgery due to macroeconomic uncertainty and soft consumer sentiment; anticipated future product launches and the timing of such product launches; ability to increase procedure volumes, expand surgeon relationships and utilization rate, and increase procedure penetration and market share; ability to protect and enforce its intellectual property rights, including through its patent infringement and unfair competition suits; success in defending against securities class actions and infringement of its intellectual property by third parties, including its competitors; expected seasonality; ability to leverage investments in its commercial organization and control costs in its organizational structure and to effectively and appropriate engage with and utilize consulting surgeons; anticipated expansion of clinical evidence; the amount and timing of orders for our products from stocking distributors and other customers; ability to obtain an adequate supply of materials and components, including from single-source or foreign suppliers; the impact of cybersecurity attacks or breaches, including attacks facilitated by artificial intelligence; and anticipated pace of growth in the foot and ankle market. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of Treace’s public filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 27, 2026, and Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise. The Company’s results for the quarter ended September 30, 2026 are not necessarily indicative of its operating results for any future periods.

Internet Posting of Information

Treace routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.treace.com. The Company encourages investors and potential investors to consult the Treace website regularly for important information about Treace.

About Treace Medical Concepts

Treace Medical Concepts, Inc. is a medical technology company with the goal of being the recognized leader in the surgical treatment of bunions and other foot & ankle conditions. Bunions are complex 3-dimensional deformities that originate from an unstable joint in the middle of the foot and affect

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approximately 67 million Americans, of which Treace estimates 1.1 million are annual surgical candidates. Treace has pioneered and patented the Lapiplasty® 3D Bunion Correction® System – a combination of instruments, implants, and surgical methods designed to surgically correct all three planes of the bunion deformity and secure the unstable joint, addressing the root cause of the bunion and helping patients get back to their active lifestyles. To further support the needs of surgeons and bunion patients, Treace offers its Adductoplasty® Midfoot Correction System, designed for reproducible surgical correction of midfoot deformities, two systems for minimally invasive osteotomy procedures, namely the Nanoplasty® 3D Minimally Invasive Bunion Correction System and the Percuplasty® Percutaneous 3D Bunion Correction System, and the SpeedMTP® MTP Fusion System. Treace continues to expand its footprint in the marketplace by extending its SpeedPlate® rapid compression implant platform to new applications, providing surgeons with advanced digital solutions with its IntelliGuide® patient specific, pre-op planning and cut guide technology, and offering SuperBite™ fully-threaded compression screws for use in fusions throughout the foot. For more information, please visit www.treace.com.

To learn more about Treace, connect with us on LinkedIn, X, Facebook and Instagram.

Contacts:

Treace Medical Concepts
Mark L. Hair
Chief Financial Officer

mhair@treace.net

(904) 373-5940

Investors:

Gilmartin Group

Philip Trip Taylor

IR@treace.net

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Treace Medical Concepts, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$48,253	$50,214	$140,827	$150,171
Cost of goods sold	9,903	10,508	29,463	30,820
Gross profit	38,350	39,706	111,364	119,351
Operating expenses
Sales and marketing	29,708	34,421	94,423	103,627
Research and development	4,492	4,680	13,490	15,740
General and administrative	15,682	16,281	47,108	48,216
Total operating expenses	49,882	55,382	155,021	167,583
Loss from operations	(11,532)	(15,676)	(43,657)	(48,232)
Interest income	387	634	1,333	2,250
Interest expense	(1,584)	(1,338)	(4,716)	(3,970)
Other income, net	163	92	640	344
Other non-operating income (expense), net	(1,034)	(612)	(2,743)	(1,376)
Net loss	$(12,566)	$(16,288)	$(46,400)	$(49,608)

Other comprehensive income (loss)
Unrealized gain (loss) on marketable securities	(56)	33	(180)	(14)
Comprehensive loss	$(12,622)	$(16,255)	$(46,580)	$(49,622)

Net loss per share, basic and diluted	$(0.19)	$(0.26)	$(0.71)	$(0.79)
Weighted-average shares used in computing net loss per share, basic and diluted	65,464,832	63,515,372	65,038,981	63,069,810

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Treace Medical Concepts, Inc.

Balance Sheets

(in thousands, except share and per share amounts)

(unaudited)

	September 30,	December 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$7,760	$10,708
Marketable securities, short-term	32,038	37,659
Accounts receivable, net of allowance for credit losses of $1,533 and $1,824 as of September 30, 2026 and December 31, 2025, respectively	30,219	42,155
Inventories	42,304	36,031
Prepaid expenses and other current assets	6,365	5,501
Total current assets	118,686	132,054
Property and equipment, net	33,037	29,752
Intangible assets, net of accumulated amortization of $3,088 and $2,375 as of September 30, 2026 and December 31, 2025, respectively	6,412	7,125
Goodwill	12,815	12,815
Operating lease right-of-use assets	6,917	7,614
Other non-current assets, net of allowance for credit losses of $17 and $69 as of September 30, 2026 and December 31, 2025, respectively	1,433	1,221
Total assets	$179,300	$190,581
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,284	$6,726
Accrued liabilities	7,244	5,784
Accrued commissions	7,524	9,365
Accrued compensation	10,545	6,331
Other liabilities	6,482	2,429
Total current liabilities	46,079	30,635
Long-term debt, net	56,264	55,583
Operating lease liabilities, net of current portion	12,622	13,982
Other long-term liabilities	2,689	3,049
Total liabilities	117,654	103,249
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized as of September 30, 2026 and December 31, 2025; 0 shares issued as of September 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized; 65,874,175 and 64,029,378 shares issued as of September 30, 2026 and December 31, 2025, respectively	66	64
Additional paid-in capital	358,904	337,371
Accumulated deficit	(295,392)	(248,992)
Accumulated other comprehensive income (loss)	(108)	72
Treasury stock, at cost; 348,299 and 165,513 shares as of September 30, 2026 and December 31, 2025, respectively	(1,824)	(1,183)
Total stockholders’ equity	61,646	87,332
Total liabilities and stockholders’ equity	$179,300	$190,581

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Treace Medical Concepts, Inc.

Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net loss	$(46,400)	$(49,608)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization expense	4,819	7,815
Provision for allowance for credit losses	363	512
Share-based compensation expense	21,428	26,268
Non-cash lease expense	1,637	1,689
Amortization of debt issuance costs	747	223
Amortization (accretion) of premium (discount) on marketable securities, net	15	(119)
Other, net	1,766	750
Net changes in operating assets and liabilities, net of acquisitions
Accounts receivable	11,573	7,428
Inventory	(6,273)	(2,169)
Prepaid expenses and other assets	(864)	(531)
Other non-current assets	(272)	(303)
Operating lease liabilities	(1,034)	(2,382)
Accounts payable	7,558	5,581
Accrued liabilities	3,833	(3,191)
Other, net	391	93
Net cash provided by (used in) operating activities	(713)	(7,944)

Cash flows from investing activities
Purchases of available-for-sale marketable securities	(26,181)	(34,889)
Sales and maturities of available-for-sale marketable securities	31,607	49,593
Purchases of property and equipment	(7,434)	(11,119)
Net cash provided by (used in) investing activities	(2,008)	3,585

Cash flows from financing activities
Proceeds from insurance premium financing	899	1,553
Debt issuance costs	(6)	—
Payments on insurance premium financing	(586)	(507)
Proceeds from exercise of employee stock options	107	476
Taxes from withheld shares	(641)	(827)
Net cash provided by (used in) financing activities	(227)	695
Net increase (decrease) in cash and cash equivalents	(2,948)	(3,664)
Cash and cash equivalents at beginning of period	10,708	11,350
Cash and cash equivalents at end of period	$7,760	$7,686

Supplemental disclosure of cash flow information
Cash paid for interest	$3,529	$3,754
Noncash investing activities
Unrealized (gains) losses, net on marketable securities	$180	$14
Noncash financing activities
Legal cost financing	$1,723	$752

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Treace Medical Concepts, Inc.

Reconciliation of GAAP Net Loss to EBITDA & Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(12,566)	$(16,288)	$(46,400)	$(49,608)
Adjustments:
Interest income	(387)	(634)	(1,333)	(2,250)
Interest expense	1,584	1,338	4,716	3,970
Taxes	—	—	—	—
Depreciation & Amortization	2,032	2,778	4,819	7,815
EBITDA	$(9,337)	$(12,806)	$(38,198)	$(40,073)
Share-based compensation expense	6,931	7,998	21,428	26,268
Restructuring costs[1]	—	1,177	1,009	1,177
Litigation costs[2]	2,715	1,038	7,037	2,548
Adjusted EBITDA	$309	$(2,593)	$(8,724)	$(10,080)

1 Restructuring charges primarily related to severance payments and other post-employment benefits.

2 Litigation costs related to intellectual property lawsuits.

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